U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PORTO HOLDCO B.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	Not Applicable
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Strawinskylaan 1209 1077 XX Amsterdam, the Netherlands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary shares, nominal value €0.10 per share	The NASDAQ Stock Market LLC

Warrants, each exercisable for one-third of one ordinary share at an exercise price of $11.50 per ordinary share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-215162

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are ordinary shares, nominal value €0.10 per share, and warrants to purchase ordinary shares, of Porto Holdco B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) which in connection with the Business Combination described in the Registration Statement (as defined below), will be converted to a Dutch public limited liability company (naamloze vennootschap) (the “Registrant”). The description of the ordinary shares and warrants set forth under the heading “Description of Holdco Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-4 (File No. 333-215162), originally filed with the Securities and Exchange Commission on December 19, 2016, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Porto Holdco B.V.

Date: February 9, 2017	By:	/s/ Karl Peterson
	Name:	Karl Peterson
	Title:	Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

	By:	*
	Name:	Pedro Fernandes das Neves
	Title:	Director

	By:	*
	Name:	Jan Hendrik Siemssen
	Title:	Director

	*By:	/s/ Karl Peterson
	Name:	Karl Peterson
	Title:	Attorney-in-Fact